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                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SRA INTERNATIONAL, INC.

     SRA International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The Corporation filed its original Certificate of Incorporation with the Secretary of the State of Delaware on November 16, 1984 under the name SRA International, Inc. The Certificate of Incorporation was amended on January 9, 1987, restated on May 26, 1992, amended on November 9, 1994, amended on September 19, 1997, amended on March 23, 2000, restated on March 5, 2002 and amended on May 8, 2002.

     2. At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:       That the Certificate of Incorporation of the Corporation, as
--------
                amended to date, be and hereby is amended and restated in its entirety so that the same shall read as follows:

       FIRST:   The name of the Corporation is:

                           SRA International, Inc.

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     SECOND: The address of the Corporation's registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 240,000,000 shares, consisting of
(i) 180,000,000 shares of Class A Common Stock, $.004 par value per share ("Class A Common Stock"), (ii) 55,000,000 shares of Class B Common Stock, $.004 par value per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (iii) 5,000,000 shares of Preferred Stock, $.20 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.

         1. Identical Rights. Except as otherwise set forth in this Section A,
            ----------------
the rights and privileges of the Common Stock shall be identical; provided that the voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock shall vote as a single class
            ------
on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote, except as may be required by Delaware law. Each share of Class A Common Stock shall be entitled to one vote and each share of Class B Common Stock shall be entitled to ten votes. There shall be no cumulative voting.

            The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

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     3. Dividends and Distributions. Dividends and other distributions may be
        ----------------------------
declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. The Corporation may not make any dividend or distribution with respect to any class of Common Stock unless at the same time the Corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock, regardless of class. In the case of dividends or distributions payable in shares of a class of Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock may be distributed with respect to Class A Common Stock and only shares of Class B Common Stock may be distributed with respect to Class B Common Stock, and the number of shares of Common Stock payable per share will be equal for each class. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Common Stock, is payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any corporation that is a wholly owned subsidiary of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that (i) the voting rights of each such security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, and (ii) such security paid to the holders of Class B Common stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation that is a wholly owned subsidiary of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that (i) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class B Common Stock, and (ii) such underlying securities paid to the holders of Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock.

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     4. Reclassifications. Neither the shares of Class A Common Stock nor the
        -----------------
shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

     5. Liquidation. Upon the dissolution or liquidation of the Corporation,
        -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     6. Conversion Rights.
        -----------------

        (a)    Voluntary Conversion. Each share of Class B Common Stock is
               --------------------
convertible into one share of Class A Common Stock at any time at the option of the holder. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the offices of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate of certificates, into an equal number of shares of Class A Common Stock, and, if so required by the Corporation or the Transfer Agent, by instruments of transfer in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required.

        (b) Automatic Conversion.
            --------------------

            (i) As used in this section A.6(b), the following terms have the following meanings:

            (1) "Conversion Event" shall mean, with respect to either Original Stockholder:

                   (A) the death of such Original Stockholder; or

                   (B) such Original Stockholder is judicially declared
                       legally incompetent or a conservator, receiver, custodian or

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                    guardian is appointed to supervise, oversee or otherwise
                    control the financial affairs of such Original Stockholder;
                    or

               (C) the later to occur of (I) such Original Stockholder having reached the age of 80 and (II) the retirement of such Original Stockholder from all positions he may hold as an employee, director or consultant to the Corporation and any of its subsidiaries; or

               (D) the later to occur of (I) such Original Stockholder having reached the age of 80 and (II) such Original Stockholder ceasing to be affiliated with the Corporation or any of its subsidiaries as an employee, director or consultant, as a result of a permanent physical disability.

          (2) "Original Stockholder" shall mean each of William K. Brehm and Ernst Volgenau, individually.

          (3) "Person" shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          (4) "Permitted Transferee" shall mean, with respect to any Original Stockholder, a trust of which such Original Stockholder is the sole trustee or otherwise controls all decisions regarding the voting of any shares of Class B Common Stock held by such trust, provided that such trust is established solely for the benefit of
               (A) such Original Stockholder, (B) such Original Stockholder's spouse, children, parents, uncles, aunts, siblings and descendents of such siblings or grandchildren and descendents of such grandchildren, (C) siblings of such Original Stockholder's spouse and descendents of such siblings, (D) the estates of any of the foregoing individuals and/or (E) charitable, educational, scientific, religious or literary purposes.

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          (5)  "Transfer" shall mean the sale, assignment, transfer, gift, pledge or hypothecation or other disposition, whether voluntary or involuntary, of Class B Common Stock to any Person. Notwithstanding the foregoing, the following shall not constitute a "Transfer": (A) a transfer to the acquiror in the case of a merger or similar transaction by the Corporation in which all the outstanding shares of Common Stock regardless of class are purchased by the acquiror, (B) the sale, transfer, pledge or hypothecation or other disposition in a bona fide financing transaction of any derivative instrument that derives its value from underlying shares of Class B Common Stock, (C) a transfer to any of such Original Stockholders' Permitted Transferees, provided that such transfer expressly provides that the transferred shares remain subject to the provisions of this Section A.6(b) and further provided that any subsequent failure of the transferee to remain a Permitted Transferee of such Original Stockholder (for example, because such Original Stockholder ceases to control all decisions regarding the voting of the shares of Class B Common Stock held by such transferee) shall be a "Transfer" and such transferred shares of Class B Common Stock shall thereupon be converted automatically into shares of Class A Common Stock as provided in this Section A.6(b), (D) a transfer to the other Original Stockholder or the other Original Stockholder's Permitted Transferees, (E) any transfer to an Original Stockholder from either Original Stockholder's Permitted Transferees, and (F) any pledge of shares of Class B Common Stock pursuant to the grant of a bona fide pledge of or security interest in such shares as collateral security for indebtedness due to the pledgee, provided that such pledge expressly provides that the pledged shares remain subject to the provisions of this Section A.6(b) and further provided that the subsequent foreclosure by the pledgee with respect to the pledged shares shall be a "Transfer" and such pledged shares of Class B Common Stock shall thereupon be converted automatically into shares of Class A Common Stock as provided in this Section A.6(b), except that, if within five business days after such foreclosure or similar event such converted shares are returned to

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                         the pledgor, such shares shall be converted
                         automatically back into shares of Class B Common Stock.

                 (ii) In addition to and notwithstanding the foregoing, upon any Transfer of shares of Class B Common Stock, such shares shall be converted automatically into a like number of shares of Class A Common Stock. Immediately upon the occurrence of a Transfer, and without any action on the part of any stockholder whose shares are subject to automatic conversion hereunder, the Corporation or any other person or entity, the relevant shares of Class B Common Stock shall be deemed converted into the same number of shares of Class A Common Stock. From and after the time of the Transfer, any such certificates for the relevant shares of Class B Common Stock shall no longer represent shares of Class B Common Stock but instead shall represent the sum of the number of shares of Class A Common Stock and the right to have registered in the name of the transferee of such stock the shares of Class A Common Stock issuable to such transferee as a result of such conversion. The Class A Common Stock issuable upon any such conversion shall be so registered and the certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the relevant shares of Class B Common Stock immediately prior to the Transfer, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation).

                 (iii) In addition to and notwithstanding the foregoing, upon the occurrence of any Conversion Event with respect to an Original Stockholder, all shares of Class B Common Stock held by such Original Stockholder or such Original Stockholder's Permitted Transferees shall be converted automatically into a like number of shares of Class A Common Stock. Immediately upon the occurrence of an event described in the first sentence of this paragraph, and without any action on the part of the affected Original Stockholder or his Permitted Transferees, the Corporation or any other person or entity, all shares of

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                  Class B Common Stock held by the affected Original
                  Stockholder or his Permitted Transferees shall be deemed converted into the same number of shares of Class A Common Stock. From and after such time, any certificates for the relevant shares of Class B Common Stock shall no longer represent shares of Class B Common Stock but instead shall represent the sum of the number of shares of Class A Common Stock and the right to have registered in the name of the registered holder of such stock the shares of Class A Common Stock issuable to such holder as a result of such conversion. The Class A Common Stock issuable upon any such conversion shall be so registered and the certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the relevant shares of Class B Common Stock immediately prior to the conversion.

            7.    Unconverted Shares. If less than all of the shares of Class B
                  ------------------
Common Stock evidenced by a certificate surrendered to the Corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate a new certificate evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

            8.    Reservation. The Corporation hereby reserves, and shall at all
                  -----------
times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation. The Corporation shall not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the shares of Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the Corporation's Certificate of Incorporation.

            9.    Merger. Upon the merger or consolidation of the Corporation
                  ------
(whether or not the Corporation is the surviving entity), holders of each class of Common Stock will be entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed to holders of Common Stock, the shares of capital stock distributed to holders of Class A Common Stock and Class B Common Stock may differ as to voting and conversion rights, but only to the extent that the voting and conversion rights of the Class A Common Stock and the Class B Common Stock differ in this Certificate of Incorporation.

       10.   Issuance of Class A Common Stock. Following May 29, 2002, the
             --------------------------------
Corporation shall not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible, exchangeable or exercisable into shares of Class B Common Stock to any person. Notwithstanding the foregoing, the Company may issue and sell shares of Class B Common Stock in respect of stock splits, stock dividends, subdivisions, reclassifications or similar transactions with respect the Class B Common Stock.

       11.   Amendments to Section. Notwithstanding any other provisions of law,
             ---------------------
this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 67% of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of 67% of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section A of this Article FOURTH.

B.     PREFERRED STOCK.

       Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

       Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's By-laws. The Corporation's By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 67% of the votes which all the stockholders would be entitled to cast in any annual election of directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 67% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

     SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EIGHTH: 1. Actions, Suits and Proceedings Other than by or in the Right of
                ---------------------------------------------------------------
the Corporation. The Corporation shall indemnify each person who was or is a
---------------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its
                                                ---------------
equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. Actions or Suits by or in the Right of the Corporation. The Corporation
        ------------------------------------------------------
shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

      3.     Indemnification for Expenses of Successful Party. Notwithstanding
             ------------------------------------------------
the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee,
(ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that
                  ---------------
the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      4.     Notification and Defense of Claim. As a condition precedent to his
             ---------------------------------
right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section
4. The Indemnitee shall have the right to employ his own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation,

(ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Article for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

     5.    Advance of Expenses. Subject to the provisions of Section 6 of this
           -------------------
Article EIGHTH, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article EIGHTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by
                --------  -------
the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made if it is determined (in the manner described in Section
6) that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6.    Procedure for Indemnification. In order to obtain indemnification or
           -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 of this Article EIGHTH the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum,
(c), if there are no disinterested directors, or if disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

     7. Remedies. The right to indemnification or advances as granted by this
        --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to
Section 6 of this Article EIGHTH that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8. Limitations. Notwithstanding anything to the contrary in this Article,
        -----------
except as set forth in Section 7 of the Article EIGHTH, the Corporation shall not indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     9.  Subsequent Amendment. No amendment, termination or repeal of this
         --------------------
Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     10. Other Rights. The indemnification and advancement of expenses provided
         ------------
by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     11. Partial Indemnification. If an Indemnitee is entitled under any
         -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     12. Insurance. The Corporation may purchase and maintain insurance, at its
         ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     13. Savings Clause. If this Article or any portion hereof shall be
         --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14. Definitions. Terms used herein and defined in Section 145(h) and
         -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

     1.  Number of Directors; Election of Directors. The number of directors of
         ------------------------------------------
the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be determined from time to time by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

     2.  Classes of Directors. The Board of Directors shall be and is divided
         --------------------
into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided by resolution of the Board of Directors.

     3.  Terms of Office. Each director shall serve for a term ending on the
         ---------------
date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the Corporation's annual meeting of stockholders held in its fiscal year ending June 30, 2003; each initial director in Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in its fiscal year ending June 30, 2004; and each initial director in Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in its fiscal year ending June

30, 2005; provided further, that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.

     4. Allocation of Directors Among Classes in the Event of Increases or
        ------------------------------------------------------------------
Decreases in the Authorized Number of Directors. In the event of any increase or
-----------------------------------------------
decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2 of this Article NINTH. To the extent possible, consistent with the provisions of Section 2 of this Article NINTH, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution of the Board of Directors.

     5. Quorum. A majority of the directors at any time in office shall
        ------
constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 of this Article NINTH constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     6. Action at Meeting. Every act or decision done or made by a majority of
        -----------------
the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by this Certificate of Incorporation, or by the By-laws of the Corporation.

     7. Removal. Directors of the Corporation may be removed only for cause by
        -------
the affirmative vote of the holders of at least 67% of the votes which all the stockholders would be entitled to cast in any annual election of directors.

     8. Vacancies. Any vacancy in the Board of Directors, however occurring,
        ---------
including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

      9. Stockholder Nominations and Introduction of Business, Etc.
         ---------------------------------------------------------
Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

     10. Amendments to Article. Notwithstanding any other provisions of law,
         ---------------------
this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 67% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

     TENTH: The holders of Class A Common Stock may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 67% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

     ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 67% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 29th day of May, 2002.

                                              SRA INTERNATIONAL, INC.



                                              By: /s/ Stephen C. Hughes
                                                  -----------------------------
                                                  Name: Stephen C. Hughes
                                                  Title: Sr. VP, CFO, Secretary